UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2600 W. Camelback Road
Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 247-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOPE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Grand Canyon Education, Inc., a Delaware corporation (the “Company”) is a publicly traded education services company dedicated to serving colleges and universities. The Company’s most significant university partner is Grand Canyon University (“GCU”), an Arizona non-profit corporation that operates a comprehensive regionally accredited university that offers graduate and undergraduate degree programs, emphases and certificates across ten colleges both online and on ground at its campus in Phoenix, Arizona and at eight off-campus classroom and laboratory sites.

As previously reported, on October 1, 2024, GCU, entered into certain loan agreements (the “Loan Agreements”) with MidFirst Bank, a federally chartered savings association (“MidFirst”), and Zions Bancorporation, N.A., dba National Bank of Arizona, (“NBAZ” and, together with MidFirst, the “Banks”), pursuant to which each Bank made loans to GCU in the original amount of $250.0 million ($500.0 million in the aggregate) (each, a “Loan” and, collectively, the “Loans”). The proceeds of the Loans were used by GCU to refinance outstanding bonds originally issued in 2021. The stated maturity date under the MidFirst Loan Agreement was October 1, 2026 and under the NBAZ Loan Agreement was April 1, 2025. The Loan Agreements provided for customary events of default and remedies.

As a condition to the making of the Loans, each Bank required GCU to provide cash collateral in an amount equal to the principal balance of the Loan it provided. At the time of the making of the Loans, GCU provided $300.0 million of its cash as collateral and the Company offered to use some of its cash to provide the remaining collateral necessary for GCU to secure the Loans. In connection with the foregoing, the Company entered into (i) a Pledge and Security Agreement, by and between the Company and MidFirst, and (ii) a Security Agreement, by and between the Company and Zions (collectively, the “Pledge Agreements”), pursuant to which, among other things, the Company pledged to each of MidFirst and Zions $100.0 million of the Company’s available cash in order to partially secure the obligations of GCU under each Loan Agreement.

On December 5, 2024, GCU consummated a new bond financing in the aggregate principal amount of $520.0 million and, as part of the use of proceeds thereof, repaid all amounts due under the Loan Agreements. As a result, the Pledge Agreements between the Company and the Banks, and all obligations of the Company thereunder, terminated in accordance with their terms and the Company’s cash collateral was released.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: December 5, 2024	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial Officer)